EXHIBIT 16.1



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MANNING ELLIOTT                        11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 357
CHARTERED ACCOUNTANTS                  Phone: 604.714.3600    Fax: 604.714.3669   Web: manningelliott.com
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April 21, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   USA   20549


Ladies and Gentlemen:

We have read Item 4 of Form 8-K filed on April 20, 2004 and the Amendment to Form 8-K dated April 21, 2004 of Global Internet Communications, Inc. and are in agreement with the statements contained therein.

Yours truly,


/s/ "Manning Elliott"
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MANNING ELLIOTT
Chartered Accountants